                                                                     EXHIBIT 4.9



                           CERTIFICATE OF DESIGNATION
                   OF CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                      OF

                                     NEWCO

              PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION
                         LAW OF THE STATE OF DELAWARE


     NEWCO, a corporation organized under the laws of the State of Delaware (the "Corporation"), certifies that, pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, $.01 par value, designated Cumulative Convertible Preferred Stock;

     RESOLVED, that a series of the class of authorized Preferred Stock, $.01 par value, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

     Section 1.     Designation, Number and Ranking.  The shares of such series
                    -------------------------------
shall be designated as the "Cumulative Convertible Preferred Stock" (the "Convertible Preferred Stock") and the number of shares constituting such series shall be _____. The Convertible Preferred Stock shall rank senior to any Common Stock of the Corporation, with respect to dividend rights and rights upon dissolution, liquidation or winding up.

     Section 2.     Liquidation Value.   The liquidation value (the "Liquidation
                    -----------------
Value") of each share of the Convertible Preferred Stock shall be $_____./*/



_____________________

     /*/ The aggregate liquidation value of the Convertible Preferred Stock will be equal to the ASkyB Valuation, less (i) the amount of cash consideration paid pursuant to Section 3.1 of the Asset Purchase Agreement, and (ii) the aggregate principal amount of the Convertible Notes.

     Section 3.     Dividends and Distributions.
                    ---------------------------

     (a) The holders of the Convertible Preferred Stock, in preference to the holders of shares of capital stock ranking junior to the Convertible Preferred Stock as to dividends, shall be entitled to receive dividends at the annual rate of 5% of the Liquidation Value of such shares, payable quarterly, to the extent of funds legally available therefor. Such dividends shall be cumulative, shall accrue on each share on a daily basis (calculated on the basis of a 365- or 366-day year, as the case may be), whether or not earned or declared, from the date of original issue of such shares and shall be payable in arrears, when, as and if declared by the Board, on the last Business Day of March, June, September and December in each year (each such date, a "Dividend Payment Date"). Each such dividend will be paid to the holders of record of shares of Convertible Preferred Stock as they appear on the stock register of the Corporation on the record date therefor as shall be fixed by the Board, which record date shall not be more than 25 days or less than 10 days preceding the payment date thereof. If, at any time and from time to time, (A) prior to the date that is the fourth anniversary of the Closing Date (the "Reset Date"), any dividend is not declared and paid in full when due in accordance herewith, or (B) from and after the Reset Date, any dividend is not declared and paid in full in cash when due, then the dividend rate shall increase to a rate per annum equal to 6.5% of the Liquidation Value and such increased dividend rate shall continue in effect until all accrued and unpaid dividends on the Convertible Preferred Stock shall have been paid in full in accordance with Section 3(b); provided that when all accrued and unpaid dividends on the Convertible Preferred Stock have been so paid in full, the dividend rate shall thereafter revert to the original rate.

     (b) Prior to the Reset Date, the Corporation may, at its option, make any dividend payment to holders of record of the Convertible Preferred Stock in cash or in shares of the Series D Common Stock, par value $[.01] per share, of the Corporation (the "Series D Common Stock") or in any combination of cash and such shares; provided that any such dividend payable in shares to any person that is neither the initial holder of the Convertible Preferred Stock, nor News nor an affiliate of such holder or News shall be paid in shares of the Series A Common Stock, par value [$.01] per share, of the Corporation (the "Series A Common Stock"). From and after the Reset Date, all dividend payments shall be made solely in cash. Payment of cash dividends on the Convertible Preferred Stock as provided herein shall be deemed to have been made when such payment has been delivered by wire transfer of immediately available funds to the record holders of the Convertible Preferred Stock entitled to receive the same, in accordance with the instructions of such holders designated in writing to the Corporation at least two Business Days prior to any Dividend Payment Date (or if no such instructions are received, by mail to the address of such record holder on the books of the Corporation). Each such dividend payment (or portion thereof) to be paid in shares of Series D Common Stock (or Series A Common Stock, as the case may be) shall be paid by the issuance and delivery to the record holders of the Convertible Preferred Stock of that number of shares (including any fractional shares, if applicable) of such Series D Common Stock (or Series A Common Stock, as the case may be) equal to the quotient obtained by dividing the amount of such dividend payment (or portion thereof) by the Current Market Price per share of Series A Common Stock as of the applicable Dividend Payment Date. Dividends to be paid in shares of
                                      -2-
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Series D Common Stock (or Series A Common Stock, as the case may be) shall be deemed to have been made when certificates representing such shares of Series D Common Stock (or Series A Common Stock, as the case may be) have been delivered to the record holders of the Convertible Preferred Stock entitled to receive the same, in accordance with the instructions of such holders designated in writing to the Company at least two Business Days prior to any Dividend Payment Date. All shares of Series D Common Stock (or Series A Common Stock, as the case may be) paid as such dividends ("Dividend Shares") shall be validly issued, fully paid and non-assessable, shall be free and clear of preemptive rights and liens, claims and encumbrances of any kind. The Series D Common Stock shall be identical in all respects to the Series A Common Stock, except that (i) the Series D Common Stock shall not have any voting rights except as may be required by law and (ii) the Series D Common Stock shall automatically convert to Series A Common Stock (on a one-for-one basis) upon the sale, assignment or other transfer of the Series D Common Stock, to any person that is neither the initial holder of the Convertible Preferred Stock, nor News nor an affiliate of such holder or News. Except for such conversion, the Series D Common Stock will not be convertible into Series A Common Stock. Subject to the other provisions of this Certificate of Designation, holders of shares of Convertible Preferred Stock shall not be entitled to any dividend, whether payable in cash, additional shares of Convertible Preferred Stock, or other property, in excess of full cumulative dividends as herein provided. Except as provided in the last two sentences of Section 3(a), no interest, or sum of money in lieu of interest, shall be payable under this Certificate of Designation in respect of any dividend payment or payments on the Convertible Preferred Stock which may be in arrears.

     (c) So long as any Convertible Preferred Stock remains outstanding, the Corporation will not redeem, purchase or otherwise acquire any capital stock ranking junior to the Convertible Preferred Stock as to dividends, rights of redemption or upon Liquidation (as defined below); nor will the Corporation declare or pay any dividend or make any distribution (in each case, whether in cash or securities or assets in kind) upon such junior capital stock (other than stock dividends on such junior capital stock, payable in shares of, options, warrants or similar rights to acquire shares of, the same class (and series, if applicable) of junior capital stock), or make any sinking fund or other payment in respect of any of the foregoing if the Corporation shall not have paid in full all accrued dividends on the Convertible Preferred Stock in accordance with
Section 3(a) hereof.

     Section 4.     Voting.  The affirmative vote of the holders of at least a
                    -------
majority of the outstanding shares of the Convertible Preferred Stock shall be necessary to issue any additional shares of Convertible Preferred Stock. Except as provided above or as otherwise required by applicable law, the shares of Convertible Preferred Stock shall not have any voting powers, either general or special.

     Section 5.     Conversion.
                    ----------

     (a) Subject to compliance with the terms of Section 5(b) hereof, at any time and from time to time, any holder of the Convertible Preferred Stock, may elect, at its sole option, to convert any or all of the shares of Convertible Preferred Stock held by such holder into the number of shares of Series D Common Stock (or, if the holder of the Converting Shares is neither the initial holder of the Convertible Preferred Stock, nor News nor an affiliate of such holder or News, into shares of Series A Common Stock), which shall be equal to (x) the aggregate Liquidation Value of the shares to be converted (the "Converting Shares") divided by (y) the Conversion Price then in effect with respect to the Convertible Preferred Stock.

     (b) Each conversion of shares of the Convertible Preferred Stock into shares of the Series D Common Stock (or Series A Common Stock, as the case may be) shall be effected by the surrender of the certificate or certificates representing a number of shares of Convertible Preferred Stock at least equal to the number of Converting Shares at the principal office of the Corporation (or at such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Convertible Preferred Stock) at any time during the Corporation's usual business hours, duly endorsed for transfer to the Corporation and accompanied by written notice from the holder of such Converting Shares stating (A) that such holder desires to convert such Converting Shares represented by such certificate or certificates into shares of the Series D Common Stock (or Series A Common Stock, as the case may be), (B) the name or names (with addresses) and denominations in which the certificate or certificates for the new shares of the Series D Common Stock (or Series A Common Stock, as the case may be) are to be issued, and (C) any reasonable instructions for delivery thereof and payments in respect of fractional shares in accordance with Section 5(d). Promptly (and in any event within 15 days) after such surrender and the receipt of such written notice together with the certificate or certificates representing the Converting Shares, the Corporation shall issue and deliver to the holder or transferee of the Converting Shares, as the case may be, in accordance with such instructions the certificate or certificates (which shall contain such legends as were set forth on the surrendered certificate or certificates unless such legends are no longer necessary or appropriate) evidencing the shares of Series D Common Stock (or Series A Common Stock, as the case may be) issuable upon such conversion, and the Corporation shall deliver to the holder of the Converting Shares a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates unless such legends are no longer necessary or appropriate) representing any shares of the Convertible Preferred Stock which were represented by the certificate or certificates surrendered to the Corporation in connection with such conversion but which were not Converting Shares. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such surrendered certificate or certificates and such notice have been received by the Corporation as provided above, and at such time the rights of the holder as the holder of the Converting Shares shall cease (provided, however, that such holder shall be entitled (i) to receive dividends on account of the Converting Shares to the extent of any dividends declared thereon with a record date preceding the date as of which the conversion thereof is deemed to have been effected and (ii) to exercise the right to vote, attendant to the Converting Shares on any matter or issue the record date for which is prior to the date as of which the conversion thereof is deemed to have been effected), and the person or persons in whose name or names the certificate or certificates for the shares of the Series D Common Stock (or Series A Common Stock, as the case may be) are to be issued upon such conversion shall be deemed to have become the holder of record of such shares of the Series D Common Stock (or Series A Common Stock, as the case may be) as of the close of business on the date as of which the conversion into such shares is deemed to have been effected. Upon issuance of any shares of the Series D Common Stock (or Series A Common Stock, as the case may be) upon conversion of any Converting Shares in accordance with this Section 5 and upon the issuance of shares of the Series A Common Stock upon conversion of shares of the Series D Common Stock, such shares of the Series A Common Stock and Series D Common Stock, as the case may be, shall be validly issued, fully paid and nonassessable and shall be free and clear of preemptive rights and liens, claims and encumbrances of any kind.

     (c) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares, or its treasury shares, of the Series D Common Stock, solely for the purpose of the issuance of such shares as dividends or upon conversion of the Convertible Preferred Stock, and of the Series A Common Stock, solely for the purpose of the issuance of such shares as dividends or upon conversion of the Convertible Preferred Stock and Series D Common Stock, as herein provided, such number of shares of the Series D Common Stock and Series A Common Stock as shall then be issuable upon payment of all such dividends remaining to be paid hereunder and upon the conversion of all issued and outstanding shares of the Convertible Preferred Stock and the Series D Common Stock, respectively.

     (d) No fractional shares or scrip representing fractional shares shall be issued upon conversion of any shares of the Convertible Preferred Stock. With respect to any fraction of a share called for upon such conversion, an amount equal to such fraction multiplied by the then current value of a share of the Convertible Preferred Stock (as determined in good faith by the Board) shall be paid in cash by the Corporation in accordance with the instructions of the holder of the Convertible Preferred Stock to the transferee or such holder of the Convertible Preferred Stock.

     Section 6.     Antidilution.
                    ------------

     (a) At all times that any Convertible Preferred Stock or Series D Common Stock is outstanding, the shares of Series A Common Stock and Series D Common Stock shall be identical in all respects, except as provided in Section 3(b) hereof and, without limitation as to the foregoing, the shares of Series A Common Stock and Series D Common Stock shall have identical rights, with respect to, and upon the occurrence of, any of the events described in Sections 6(b) and
(c) hereof.

     If the Corporation shall (i) pay a dividend or make a distribution on the outstanding Common Stock in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock (whether pursuant to a merger or consolidation or otherwise) any other shares of the Corporation, then the Warrant holder after the record date for such dividend or distribution (which for this purpose shall be the close of business on the date fixed by the Board as the record date), or after the close of business on the effective date of such subdivision, combination or reclassification, as the case may be (such close of business times being hereinafter in this Section 6(a) referred to as "such record date"), shall have the right thereafter to receive upon conversion of such shares of the Convertible Preferred Stock the aggregate number and kind of shares of capital stock of the Corporation which such holder or transferee would have been entitled to receive if such shares of the Convertible Preferred Stock had been converted immediately prior to such record date, after giving effect to such dividend, distribution, subdivision, combination or reclassification, and the Conversion Price shall be appropriately adjusted.

     (c) In case the Corporation shall effect a reorganization, shall merge with or consolidate into another corporation or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business (in either one transaction or a series of transactions) and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, cash or shares of stock or other securities, property or assets of the Corporation, or a successor or transferee or affiliate thereof, are to be received by or distributed to the holders of the Series A Common Stock, then the holder of the Convertible Preferred Stock shall be given a written notice from the Corporation informing such holder of the terms of such reorganization, merger, consolidation or disposition of assets and of the record date thereof for any distribution pursuant thereto, at least 10 days in advance of such record date, and such holder of the Convertible Preferred Stock (or the transferee of such holder, as the case may be) shall have the right thereafter to receive, upon conversion of such the Convertible Preferred Stock, as permitted herein, the number of shares of stock or other securities, property or assets of the Corporation, or a successor or transferee or affiliate thereof, or cash, receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of the Series A Common Stock equal to the number of shares of the Series A Common Stock into which such shares of the Convertible Preferred Stock may be converted. The provisions of this Section 6(b) shall similarly apply to successive reorganizations, mergers, consolidations or dispositions of assets.

     (d) Upon any adjustment of the Conversion Price then, and in each such case, the Corporation, within 15 days thereafter, shall give notice thereof in writing to the holders of the Convertible Preferred Stock stating the adjusted Conversion Price and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (e) With respect to Series D Common Stock issuable upon conversion of the Convertible Preferred Stock, if any, references in Section 6(b) and 6(c) to the Series A Common Stock shall be deemed to be references to the Series D Common Stock.

     Section 7.     Preemptive Rights.
                    -----------------

     (a) The Company shall not, at any time after the date hereof that the Corporation shall not have a class of securities registered pursuant to Section 12 of the Securities Act of 1934, as amended, issue or sell any Additional Stock, Options or Convertible Securities for a consideration per share less than the Current Market Price per share of Series A Common Stock to any Current Stockholder ("Below Market Shares") unless the Corporation grants to each holder of the Convertible Preferred Stock a preemptive right to subscribe for and purchase up to a number of Below Market Shares ("Holder Below Market Shares") calculated by multiplying the total number of Below Market Shares to be issued in such transaction by the holder's percentage ownership of the total number of shares of Common Stock outstanding on a fully diluted basis immediately prior to the issuance of the Below Market Shares. The Holder Below Market Shares shall be issued at the same price and upon the same terms as the other Below Market Shares; provided, however, that if any non-cash consideration is payable by any Current Stockholder for Below Market Shares, each holder of Convertible Preferred Stock may, at its option, provide such non-cash consideration (in the same proportion as the non-cash consideration provided by any Current Stockholder bears to the cash consideration, if any, provided by such Current Stockholder) or an equivalent amount of cash consideration for the Holder Below Market Shares determined in accordance with Section 7(f).

     (b) Prior to the issuance of any Below Market Shares to any Current Stockholder, the Corporation shall give each holder of Convertible Preferred Stock at least 15 Business Days' written notice describing the proposed sale or issuance, identifying the proposed purchaser, and containing an offer to sell to such holder its Holder Below Market Shares on the basis described in Section 7(a) above .

     (c) After receiving any notice described in Section 7(b), each holder of Convertible Preferred Stock may exercise its preemptive rights hereunder by notice within 10 Business Days after receipt of the Corporation's notice stating that such holder agrees to purchase the Holder Below Market Shares offered pursuant to Section 7 hereof. Each holder may exercise its preemptive rights with respect to any or all of the Holder Below Market Shares which such holder has the right to purchase pursuant to this Section 7.

     (d) If any holder of Convertible Preferred Stock fails to notify the Corporation in accordance with Section 7(c) hereof, the Corporation shall have 180 days following the date of the Corporation's notice to consummate the sale of the Below Market Shares to the Current Stockholder(s) pursuant to this
Section 7. If the Corporation has not consummated such sale within such 180-day period or if, within such 180-day period, the terms of the sale of the Below Market Shares shall change in any material respect, the Corporation may not sell Below Market Shares subsequently to any Current Stockholder without first offering the holders of Convertible Preferred Stock preemptive rights with respect to such shares in the manner provided for in this Section 7.

     (e) In determining the number of shares of Common Stock outstanding at any time, shares of Common Stock owned by the Corporation shall not be deemed to be outstanding.

     (f) The following provisions shall be applicable in determining the amount of the consideration for which any securities are issued pursuant to this
Section 7:

               (i) In case the Corporation shall, at any time after the date hereof, issue, sell or grant any Options, including any Options exercisable for Convertible Securities, whether or not such Options are immediately exercisable, or any such Convertible Securities are immediately convertible or exchangeable, the price per share at which shares of Common Stock are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities shall be the total amount, if any, received or receivable by the Corporation as consideration for the issuance, sale or granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such Options, plus, in the case of any such Option exercisable for Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof.

               (ii) If any Options are issued or granted in conjunction with the sale of other securities of the Corporation, the part of the consideration allocable to the said Options, and the part of the consideration allocable to the said other securities, shall be determined in good faith by the Board.

               (iii) In case the Corporation shall, at any time after the date hereof, issue (whether by stock dividend or otherwise) or sell any Convertible Securities, whether or not the rights to convert or exchange any such Convertible Securities are immediately exercisable, the price per share at which shares of Common Stock are deliverable upon such conversion or exchange, shall be the total amount, if any, received or receivable by the Company as a consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration (if any) payable to the Corporation upon such conversion or exchange.

               (iv) In case any shares of Common Stock or Convertible Securities or any Options shall be issued or sold for a consideration other than cash, then, in any such event, the amount of the consideration (other than cash) received by the Corporation shall be deemed to be the Current Market Price of such consideration, if such consideration consists of securities, and otherwise, the fair value of such consideration, as determined in good faith by the Board.

     Section 8.     Redemption.
                    ----------

     (a) The shares of Convertible Preferred Stock may be redeemed, at the option of the Corporation, in whole at any time after the Reset Date and in part from time to time after the Reset Date at the Redemption Price. The shares of Convertible Preferred Stock shall be redeemed on the Maturity Date at the Redemption Price.

     (b) In the event fewer than all the outstanding shares of the Convertible Preferred Stock are to be redeemed on any redemption date, then, subject to the right of any holder to convert any shares of Convertible Preferred Stock, the number of shares to be redeemed held by each holder of record of the Convertible Preferred Stock shall be determined on a pro rata basis in the same proportion to the aggregate number of shares to be redeemed as the number of shares held by such holder bears to the aggregate number of outstanding shares of Convertible Preferred Stock. Subject to Section 8(e), the Corporation shall not be required to register a transfer of (i) any shares of

Convertible Preferred Stock for a period of 15 days next preceding any selection of shares of Convertible Preferred Stock to be redeemed or (ii) any shares of Convertible Preferred Stock called for redemption.

     (c) In the event the Corporation shall elect, or shall be required, to redeem shares of Convertible Preferred Stock, irrevocable notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the applicable Redemption Date, to each holder of record of the shares of Convertible Preferred Stock to be redeemed as of the close of business on such date, not more than 25 nor less than 10 days prior to the date such notice is so given, as the Board, in its sole discretion, may select as the record date for such redemption, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the applicable Redemption Date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date except to the extent the Corporation fails to make payment of the Redemption Price for such shares when they are duly surrendered for redemption as herein provided.

     (d) Notice having been mailed as aforesaid, from and after the applicable Redemption Date (unless the Corporation shall default in the payment of the Redemption Price on any shares, in which case, such shares shall continue to be outstanding), dividends on the shares of the Convertible Preferred Stock so called for redemption shall cease to accrue, said shares shall no longer be deemed to be outstanding (notwithstanding that any certificate therefor shall not have been surrendered for cancellation), the holders thereof shall cease to be stockholders with respect to such shares and all rights with respect to such shares shall forthwith cease and terminate, except the right to receive from the Corporation the Redemption Price therefor, without interest, upon the surrender of certificates representing the same. Upon surrender in accordance with said notice of the certificates for any shares to be so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price aforesaid. In the event that fewer than the total number of the shares of Convertible Preferred Stock represented by any such certificate are redeemed, a new certificate shall be issued representing the number of unredeemed shares without cost to the holder thereof. Such new certificate shall contain any such legend as was set forth on the surrendered certificate, unless such legend is no longer necessary or appropriate.

     (e) Nothing herein shall affect in any way the rights of the holders of Convertible Preferred Stock to receive shares of Series D Common Stock (or Series A Common Stock, as the case may be) in respect of all shares of Convertible Preferred Stock surrendered for conversion prior to the Redemption Date pursuant to the provisions of (and subject to the limitations set forth in)
Section 5, including, without limitation, any such shares surrendered for conversion during the period between the Corporation's delivery of its notice of redemption and the Redemption Date relating thereto, whether or not such shares have been called for redemption.

     Section 9.     Status of Acquired Shares.  All shares of Convertible
                    -------------------------
Preferred Stock redeemed, exchanged, purchased or otherwise acquired by the Corporation shall, upon such redemption, exchange, purchase or acquisition, be retired and be restored to the status of authorized and unissued shares of Preferred Stock (and may be reissued as part of another series of the preferred stock of the Corporation, but such shares shall not, except in accordance with
Section 4, be reissued as Convertible Preferred Stock).

     Section 10.    Liquidation Rights.
                    ------------------

     (a) Upon the dissolution, liquidation or winding up (each, a "Liquidation") of the Corporation, the holders of the shares of Convertible Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, first, an amount
                                                                -----
equal to any accrued but unpaid dividends on the Convertible Preferred Stock, and second, an amount equal to the Liquidation Value thereof, which amounts
    ------
shall be paid (i) before any payment or distribution shall be made on or with respect to any class of stock ranking junior to the Convertible Preferred Stock upon a Liquidation of the Corporation; (ii) on a pari passu basis with any class or series of preferred stock which, by its terms, ranks pari passu with the Convertible Preferred Stock upon a Liquidation; and (iii) after any class or series of preferred stock which, by its terms, ranks senior to the Convertible Preferred Stock upon a Liquidation.

     (b) Neither the sale of all or substantially all of the property or business of the Corporation nor the merger or consolidation of the Corporation into or with any other Corporation shall be deemed to be a Liquidation for the purposes of this Section 10.

     (c) After the payment to the holders of the shares of the Convertible Preferred Stock of the full preferential amounts provided for in Section 10(a), the holders of the shares of Convertible Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

     (d) In the event the assets of the Corporation available for distribution to the holders of the Convertible Preferred Stock upon any Liquidation of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 10(a) hereof, no distribution shall be made on account of any shares of any other class or series of preferred stock ranking pari passu with the shares of the Convertible Preferred Stock upon such Liquidation unless proportionate distributive amounts shall be paid on account of the shares of the Convertible Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such pari passu shares are respectively entitled upon such Liquidation.

     Section 11.    Registration Rights.  The holders of the shares of
                    -------------------
Convertible Preferred Stock shall be entitled to the registration rights set forth in the Registration Rights Agreement dated ________, 1997 by and between Newco and ASkyB, with respect to all shares of Series A Common Stock of Newco issuable upon conversion thereof (the "Registrable Securities"), as the same may be modified or amended from time to time. Unless the Registrable Securities are registered under the Securities Act of 1933, as amended, such Registrable Securities shall be subject to such restrictions on transfer (and the certificates representing the Registrable Securities shall be legended accordingly) as provided in such Registration Rights Agreement.

     Section 12.    Currency.       Unless otherwise herein specified, all
                    --------
references to money or cash shall mean lawful money of the United States and all references to dollars shall mean United States dollars.

     Section 13.    Definitions.  For the purposes of the Certificate of
                    -----------
Designation which embodies this resolution:

     "Additional Stock" shall mean any Common Stock issued or sold, or deemed to
      ----------------
have been issued or sold, by the Corporation following the date of this Certificate of Designation other than (i) Common Stock issued or issuable upon the exercise of any Options or the conversion of any Convertible Securities outstanding upon the date of this Certificate of Designation, each in accordance with the applicable terms thereof as in effect on the date hereof , (ii) Common Stock issued upon the exercise of any Options or the conversion of any Convertible Securities the issuance of which was subject to or exempt from the preemptive rights set forth in Section 7 hereof, (iii) Common Stock issued in connection with a stock split, stock dividend or a reclassification of shares,
(iv) Common Stock issued in accordance with the Roll-up MOU (as defined in the Asset Acquisition Agreement and upon any conversion of such Common Stock in accordance with the Roll-up MOU), (v) Common Stock issued in connection with an acquisition (including, without limitation, by way of merger, consolidation or share exchange), and (vi) Common Stock issued in exchange for equity interests in another entity in connection with a joint venture or other business combination.

     "ASkyB" means American Sky Broadcasting LLC, a Delaware limited liability
      -----
company.

     "Asset Acquisition Agreement" means the Asset Acquisition Agreement, dated
      ---------------------------
June __, 1997, by and among The News Corporation Limited, MCI Communications Corporation, ASkyB and Primestar Partners, L.P.

     "Below Market Shares" has the meaning specified in Section 7(a) hereof.
      -------------------

     "Board" shall mean the Board of Directors of the Corporation and, unless
      -----
the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.

     "Business Day" means any day other than Saturday, Sunday or a day on which
      ------------
banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Certificate of Designation" has the meaning specified in Section 4(a)
      --------------------------
hereof.

     "Closing Date" means the date of the closing of the Asset Purchase
      ------------
Agreement.

     "Common Stock" means and includes the shares of the Series A Common Stock,
      ------------
the Series B Common Stock, par value [$.01] per share, the Series C Common Stock, par value [$.01] per share, and the Series D Common Stock of the Corporation, and any shares of any other class of common stock of the Corporation, whether now or hereafter authorized.

     "Conversion Price" means $_____ [formula in Asset Acquisition Agreement];
      ----------------
provided that, from and after the Reset Date, such price shall be 120% of the Current Market Price of the Series A Common Stock on the Reset Date, if such price is lower than the price that would otherwise be in effect but for this proviso, in either case, subject to adjustment pursuant to Section 6 hereof.

     "Convertible Note" means the Convertible Note dated the Closing Date, made
      ----------------
by Newco to ASkyB.

     "Convertible Preferred Stock" has the meaning specified in Section 1
      ---------------------------
hereof.

     "Convertible Securities" means any evidence of indebtedness or other
      ----------------------
rights, interests or securities directly or indirectly convertible into or exchangeable for Common Stock (which if issued directly would have constituted Additional Stock).

     "Converting Shares" has the meaning specified in Section 5(a) hereof.
      -----------------

     "Corporation" has the meaning specified in the preamble hereto.
      -----------

     "Current Market Price" of any security on any date shall be deemed to be
      --------------------
the average of the daily closing prices for the 20 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal United States national securities exchange (including, for purposes hereof, the Nasdaq National Market) on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any United States national securities exchange, the average of the closing bid and asked prices of such security in the over-the-counter market as reported on Nasdaq or, if such security is not so reported, the average of the closing bid and asked price of such security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for the purpose or, if such member firm is unable to furnish such an average price, the fair market value per share of such security as determined in good faith by the Board, adjusted as appropriate to reflect any stock dividends, reclassification, mergers or other changes in such security occurring during such 20-day trading period.

     "Current Stockholder" means any holder of Common Stock, Options or
      -------------------
Convertible Securities of the Corporation, excluding ASkyB and its affiliates, holding, at the close of business on the Closing Date, ___% or more of the shares of the Common Stock on a fully diluted basis [i.e., minimum percentage of parties to Roll-up, excluding GE], or any affiliate of such holder.

     "Dividend Payment Date" has the meaning specified in Section 3(b) hereof.
      ---------------------

     "Dividend Shares" has the meaning specified in Section 3(b) hereof.
      ---------------

     "Holder Below Market Shares" has the meaning specified in Section 7(a)
      --------------------------
hereof.

     "Liquidation" has the meaning specified in Section 10(a) hereof.
      -----------

     "Liquidation Preference" measured per share of the Convertible Preferred
      ----------------------
Stock as of any date in question (the "Determination Date") shall mean an amount equal to the sum of (a) the Liquidation Value of such share, plus (b) for purposes of determining the amounts payable pursuant to Section 8 and the definition of Redemption Price, an amount equal to all unpaid cumulative dividends accrued on such share, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a share of Convertible Preferred Stock upon redemption or upon Liquidation of the Corporation, the Determination Date shall be the applicable Redemption Date or the date of distribution of amounts payable to stockholders in connection with any such Liquidation.

     "Liquidation Value" has the meaning specified in Section 2 hereof.
      -----------------

     "Maturity Date" means the tenth anniversary of the Closing Date.
      -------------

     "Nasdaq" means the National Association of Securities Dealers, Inc.
      ------
Automated Quotation System.

     "News" means The News Corporation Limited, a South Australia Corporation.
      ----

     "Options" means any options, warrants, rights or other securities or
      -------
interests directly or indirectly exercisable for, or to purchase, subscribe for or otherwise acquire, Common Stock (which if issued directly would have constituted Additional Stock) or Convertible Securities.

     "Redemption Date" as to any share of Convertible Preferred Stock shall mean
      ---------------
the date fixed for redemption of such share by the Board of Directors of the Corporation pursuant to Section 8(c); provided that no such date will be a Redemption Date as to any share of Convertible Preferred Stock unless the applicable Redemption Price for such share is actually paid as provided in
Section 8(e) hereof on such date.

     "Redemption Price" as to any share of Convertible Preferred Stock which is
      ----------------
to be redeemed on any Redemption Date shall mean the Liquidation Preference thereof on such Redemption Date.

     "Registrable Securities" has the meaning specified in Section 11 hereof.
      ----------------------

     "Reset Date" has the meaning set forth in Section 3(a) hereof.
      ----------

     "Series A Common Stock" has the meaning specified in Section 3(a) hereof.
      ---------------------

     "Series D Common Stock" has the meaning set forth in Section 3(a) hereof.
      ---------------------

     IN WITNESS WHEREOF, said NEWCO has caused this Certificate of Designation of Cumulative Convertible Preferred Stock to be duly executed by its duly authorized__________, this ___ day of _____ 1997.


                                    NEWCO



                                    By:___________________________
                                       Name:
                                       Title: